Exhibit 99.01

For Immediate Release

Contact:Pat O'Neal, President and               RCG Capital Markets Group, Inc.
        Chief Executive Officer                 Retail: Joe Dorame
        Stan Cutler, Vice President of Finance  Institutional/Analysts: Joe Diaz
        Sento Corporation                       Media: Jeff Stanlis
        801-492-2000                            480-675-0400
        Pat_Oneal@sento.com
        Stanley_Cutler@sento.com



              Sento Corporation Reports Financial Results for the
                  Fourth Quarter and Year ended March 31, 2003

       Profitable in the fourth quarter; Completes Loan Agreement with its Bank and Refinances its Convertible Debentures


AMERICAN FORK, Utah, April 24, 2003 -- Sento Corporation (Nasdaq: SNTO - news) announced today financial results for its fourth quarter and year ended March 31, 2002.

For the quarter, the Company reported revenues of $5.8 million compared to $6.4 million for the same quarter in the previous year. Net income for the quarter ended March 31, 2003 was $65,000, or $0.03 per diluted share, compared to net income of $134,000, or $0.06 per diluted share, for the quarter ended March 31, 2002.

For the year, revenues were $17.5 million compared to $23.0 million for the previous year. Net loss was ($2.1) million, or $(1.01) per diluted share, compared to net income of $561,000 or $0.27 per diluted share, for the year ended March 30, 2002.

From operations, the Company generated $1.5 million in cash during the year to complete the year with $2.6 million in cash, compared to $2.0 million at the end of fiscal 2002. In addition, as announced April 16, 2003, the Company completed the refinancing and retirement of its $1.3 million in convertible subordinated debentures that matured in February 2003 and agreed to a new loan arrangement with Silicon Valley Bank to provide a revolving line of credit in the amount of $2.5 million and the refinancing of equipment loans

"Sento's fourth quarter revenue was the highest for any quarter during the fiscal year, as we helped our clients provide exceptional customer service during the heaviest periods of the year," stated Patrick O'Neal, Sento's president and chief executive officer. "The higher quarterly revenue, coupled with strict cost controls, enabled us to improve gross margin percent to 14 percent compared to a gross margin of 8 percent for our third quarter and negative gross margins during the first two quarters of our fiscal year. Our fourth quarter profitability also allowed the Company to enhance its cash balance by almost 60 percent. This occurrence, coupled with the completion of the refinancing of Sento's convertible debentures, and the completion of a new loan agreement with Silicon Valley Bank, solidifies our balance sheet substantially. With these critical financing issues complete, we can more acutely focus on increasing revenues on a more consistent basis and enhancing shareholder value going forward."

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 Mountain Time, 4:15 Eastern Time, to discuss the fourth quarter and fiscal year results. Senior management will also discuss business developments and future earning and growth opportunities. To access the call dial: (800) 810-0924 five minutes before start time. The confirmation number will be 485711. A replay of the conference call will be available for seven days following the call at (719) 457-0820 by entering reservation number 485711. The replay will be available until May 1, 2003.


SENTO PROFILE

Sento Corporation provides the latest in Web-enabled CRM (Customer Relations
Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat, Web collaboration, email, and telephone.
Utilizing a tested and proven technology set, Sento provides an enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support. For more information, visit www.sento.com

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: variations in market and economic conditions; the Company's dependence on its limited number of key clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

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
                                SENTO CORPORATION AND SUBSIDIARIES

                               Condensed Consolidated Balance Sheets

                                               Assets

                                                                   March 31, 2003   March 30, 2002
                                                                   --------------   --------------
Current assets:
       Cash and short-term investments                              $  2,583,337     $  1,976,253
       Accounts receivable (net)                                       2,848,863        3,514,487
       Other current assets                                              220,091          790,752
                                                                    ------------     ------------
                Total current assets                                   5,652,291        6,281,492

Property and equipment (net)                                           4,130,921        5,226,257
Other assets                                                             321,521          124,293
                                                                    ------------     ------------
                Total Assets                                        $ 10,104,733     $ 11,632,042
                                                                    ============     ============


                      Liabilities and Stockholders' Equity

Current liabilities:
        Current portion of long-term debt                           $  1,333,170      $ 1,117,838
        Accounts payable                                               1,728,768        1,230,108
        Accrued liabilities and other                                  1,474,738          847,292
        Deferred revenue and customer deposits                            46,453          250,668
                                                                    ------------     ------------
                Total current liabilities                              4,583,129        3,445,906

Long-term liabilities:
       Long-term debt, net of current portion                            888,825        1,504,839
       Convertible debentures                                          1,202,821        1,197,442
                                                                    ------------     ------------
                Total long-term liabilities                            2,091,646        2,702,281
                                                                    ------------     ------------
Stockholders' equity                                                   3,429,958        5,483,855
                                                                    ------------     ------------
                Total liabilities and stockholders' equity          $ 10,104,733     $ 11,632,042
                                                                    ============     ============

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
                                       SENTO CORPORATION AND SUBSIDIARIES

                                 Condensed Consolidated Statements of Operations
                                              (Quarters Unaudited)



                                                  Three Months        Three Months          Year                Year
                                                     Ended               Ended              Ended               Ended
                                                 March 31, 2003      March 30, 2002     March 31, 2003      March 30, 2002
                                                 --------------      --------------     --------------      --------------
Revenues                                       $       5,834,402   $       6,409,448   $    17,495,882     $    23,047,337
Cost of sales                                          5,008,861           5,663,100        16,699,235          20,329,561
                                               -----------------   -----------------   ---------------     ---------------
        Gross profit                                     825,541             746,348           796,647           2,717,776
Selling, general and administrative expenses             639,279             526,856         2,430,973           1,938,999
                                               -----------------   -----------------   ---------------     ---------------
        Operating income                                 186,262             219,492        (1,634,326)            778,777

Other expense (net)                                     (121,531)            (85,479)         (477,022)           (320,807)
                                               -----------------   -----------------   ---------------     ---------------
Income (loss) from continuing operations                  64,731             134,013        (2,111,348)            457,970

Income from discontinued operations                            -                   -                 -             102,786
                                               -----------------   -----------------   ---------------     ---------------
Net income (loss)                              $          64,731   $         134,013   $    (2,111,348)    $       560,756
                                               =================   =================   ===============     ===============

Basic earnings (loss) per share:
Income (loss) from continuing operations       $            0.03   $            0.06   $         (1.01)    $          0.22
Income from discontinued operations                         0.00                0.00              0.00                0.05
                                               -----------------   -----------------   ---------------     ---------------
Net income (loss) per common share             $            0.03   $            0.06   $         (1.01)    $          0.27
                                               =================   =================   ===============     ===============

Diluted earnings (loss) per share:
Income (loss) from continuing operations       $            0.03   $            0.06   $         (1.01)    $          0.22
Income from discontinued operations                         0.00                0.00              0.00                0.05
                                               -----------------   -----------------   ---------------     ---------------
Net income (loss) per common share             $            0.03   $            0.06   $         (1.01)    $          0.27
                                               =================   =================   ===============     ===============

Weighted average number of common and
common equivalent shares outstanding:

Basic                                                  2,099,810           2,093,193         2,099,397           2,098,505
Diluted                                                2,099,810           2,101,090         2,099,397           2,109,268
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